The following is a transcript of the second quarter earnings conference call of RAIT Financial Trust, or RAIT, held on August 2, 2007.

FORWARD LOOKING STATEMENTS

This filing, including information included or incorporated by reference in this filing, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, and its current report on Form 8-K filed January 10, 2007. These risks and uncertainties also include the following factors: the businesses of RAIT and Taberna Realty Finance Trust, or Taberna, may not be integrated successfully; the expected growth opportunities from the merger may not be fully realized; operating costs, customer losses and business disruption following the merger may be greater than expected; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance vehicles may increase; RAIT may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s revenues and the value of its assets; covenants in RAIT’s financing arrangements may restrict its business operations; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; adverse market trends may affect the value of real estate and other securities that are used as collateral in securitizations; payment delinquencies or other collateral performance criteria may restrict RAIT’s ability to receive cash distributions from assets which collateralize our investment securities; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; changes in the market for trust preferred securities may adversely affect RAIT’s operations; and general business and economic conditions could adversely affect credit quality and loan originations. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this filing or the date of any document incorporated by reference in this filing. All subsequent written and oral forward-looking statements concerning the matters addressed in this filing and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

RAIT PARTICIPANTS

Andres Viroslav

RAIT Financial Trust — VP, Director of Corporate Communications

Betsy Cohen

RAIT Financial Trust — Chairman of the Board

Daniel Cohen

RAIT Financial Trust — CEO

Jack Salmon

RAIT Financial Trust — CFO

CONFERENCE CALL PARTICIPANTS

Andrew Wessel

JPMorgan — Analyst

Bob Napoli

Piper Jaffray — Analyst

David Fick

Stifel Nicolaus — Analyst

Jim Delisle

Cambridge Place — Analyst

Brad Golding

CRC

Marsella Martino

Keybanc Capital Markets — Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the RAIT Financial Trust second quarter 2007 earnings conference call. My name is Samuel, and I’ll be your coordinator for today. At this time, all participants are in a listen-only mode. We will conduct a question and answer session towards the end of this conference. (OPERATOR INSTRUCTIONS)

As a reminder, this conference is being recorded for replay purposes and I would now like to turn the call over to today’s host, Mr. Andres Viroslav, VP Director of Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — VP, Director of Corporate Communications

Thank you, Samuel, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s second quarter 2007 financial results. On the call with me today are Daniel Cohen, Chief Executive Officer, Betsy Cohen, Chairman of the Board, and Jack Salmon, our Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call beginning at approximately 12:30 p.m. Eastern Time today. The dial in for the replay is 888-286-8010 with a confirmation code of 66910974.

Before I turn the call over to Betsy, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations.

Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website under investor relations. RAIT’s other SEC filings are also available through this link.

RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I would like to turn the call over to RAIT’s Chairman of the Board, Betsy Cohen. Betsy?

Betsy Cohen - RAIT Financial Trust — Chairman of the Board

Thank you, Andres, and thank you to all of you for making what I’m sure will be significant time commitment to listen to the RAIT management team’s commitment to both clarify and expand, in response to many of your questions, the information surrounding the Company. We remain committed, even in a fast moving, or especially in a fast moving market, to maintain excellent communication with all of you and with the market at large.

Daniel is going to begin and I’m going to turn the call over to him at this time.

Daniel Cohen - RAIT Financial Trust — CEO

Thank you very much. What I’m going to try to do is I’m really going to try to address the events more in the past month rather than in the past quarter because the past quarter we have a lot of information in the press release as we do — have made a lot of disclosure about the events of the past month. Jack and I are both going to discuss the results and go over both our quarter end balance sheet and our current liquidity position. We are really going to try to address some of the questions that people have regarding our liquidity and we’re also going to try to address the questions that people have regarding what is our earning power going forward. This is not just our earning power assuming that we only had one default of American Home Mortgage among all of our trust preferred borrowers, but we are going to try to give people clarity in terms of what we believe will be a worst case scenario given a liquidity crunch hitting our mortgage borrowers and also assuming very negative results among our home builder clients. And we are going to discuss the impact of those catastrophic results among the home builders and the mortgage companies, in fact, the whole entire residential real estate sector for us.

I want to point out that today we have adequate liquidity. As of June 30th, we had approximately $750 million of cash resources, including restricted cash. The restricted cash really relates to committed funds available to obtain new investments financed by long-term funded capital. We have, since June 30th, we have reduced our short-term borrowings, $900 million, approximately in half, more than in half, through a combination of asset sales, longer term financings, operating cash flow and use of our cash resources. We have liquidity in cash to continue our operations in the normal course of business. However, we, over the last month, chose to pay down a lot of short-term borrowings because we started to see an unprecedented disruption in the financial markets. This resulted in a substantial default by our borrower, American Home Mortgage, whose business was primarily involved in making prime residential loans. The lack of liquidity in the current residential market that continues to exist makes us expect that we may face other problem borrowers in the sector. We had reviewed fully the credit of American Home Mortgage as of June 30th based on the company’s most recent financials, discussions with management, other information, and we took note of the fact that a $125 million investment on the same seniority level as ours was made by an institutional investor at the end of June into the Company. And we looked at our loan which we had made in 2005. Did it seem secure? Therefore, while we have received quarterly payments from all our borrowers, we continue to be vigilant and we also continue to be concerned and we will paint out what further default will cause for our Company.

But despite this default, our liquidity continues to be adequate. We have access to substantial cash flow, substantial cash resources and liquidity within our permanent financing vehicles. I would also mention when addressing our liquidity that we don’t have forward funding commitments and we don’t have warehouse commitments.

We want to emphasize our ongoing cash flow, even without taking into account any of the revenues from our trust preferred business, i.e., zero coming from any of our equity invested in the TruPS business. So assuming now — what I said was we did get payments on all but one borrower, but I’m going to go over it as if we got zero coming from any of our equity invested in the TruPS business. These numbers I’ll give are on a per quarter basis. Even without any cash flow from any of the equity invested in our trust preferred business, we would generate — while we wouldn’t generate the $52 million of net interest margin we generated last quarter, we would still generate over $36 million of net interest margin and senior management fees to which we are entitled to.

Our cash expenses should run approximately $7.5 million a quarter. Thus we can generate from operations in the worst case scenario approximately $29 million of net cash flow per quarter without any cash flow from the $300 million of equity investments we have made in the various Taberna transactions. This does not include any loan origination fees or any other upfront fees. We’ve always earned those fees historically in our business. This translates into approximately $0.48 per share if we generate no fees in our commercial business and no fees in our preferred — in our trust preferred business. We have generated fees in the commercial business every quarter since inception.

Furthermore, we believe that two of our asset securitizations, more recent without any defaults or serious negative migrations, will continue to produce good earnings. These represent $112 million of the equity that I talked about above and will contribute an additional $6 million of net interest margin per quarter or approximately $0.10. Furthermore, all of our borrowers in our TruPS portfolio besides the one made payment on the 30th of July. This we believe — we are taking into account substantial — so these numbers really take into account substantial credit deterioration in the mortgage and home builders sector, even among our performing borrowers.

Last quarter we generated $52 million of net interest margin and expected before our real losses from credit events to do approximately the same this quarter. Going forward, we believe that our net interest income will be affected by the liquidity events driving today’s debt and stock markets. We believe that other borrowers may become either delinquent or insolvent. However, I want to point out that we have invested in non-recourse vehicles and our exposure does not — is non-recourse to us. What is our exposure to CDOs, the asset securitizations where we believe we have risk? We have $191 million of equity financing in transactions for which we have either mortgage or home builder borrowers on our watch list for these transactions. We have an additional $86 million of BB investments. These investments generate $11 million of cash flow per quarter as you can see from the press release. We won’t handicap any individual credit that we have, nor can we really comment on any of our performing borrowers one by one. We are not in the business of making credit commentaries on companies overall. But we are giving people three scenarios to look at: the write-off of our equity in the Taberna 2 through 7 transactions, as a likely worst case scenario, and beyond that a further write-off of $100 million. These are the transactions that are at risk for our home builder and mortgage exposure. The $29 million per quarter of cash flow representing the — represents the further write-off scenarios so the $0.48 per share represents the further write-off scenario that I talked about.

I will point out here that none of our financing facilities have covenants that could be triggered by even our maximum impairments of book value in these transactions. We do not expect maximum charge-offs but we want to provide clarity for them.

Our commercial business, I’m going to talk about a little bit because it represents more than half of our business. It represents a book of loans of approximately $2 billion. We closed our most recent commercial real estate CDO on June 7th and I say that it represents more of our business because we have less leverage overall in that business. We have $200 million of additional funding capacity to invest in commercial loans. Furthermore, we have $372 million of additional funding capacity across our businesses in recently closed CDO asset securitizations. Our total additional funding capacity is approximately $572 million and includes restricted cash of $336 million that has already been funded. The business has grown nicely and there should be good opportunities in the sector. We have been making mostly senior secured loans in this business. The business is currently funded almost entirely with permanent debt funding and non-mark to market funding from banks. This business should have great opportunities going forward, although the debt markets for all financing instruments are closed at the moment. The business is funded almost entirely from permanent funding vehicles and approximately $100 million is funded with funding from banks. The credit quality of our loans reflects the business’s nine-year history of no credit losses and our belief at the continuing performance of commercial real estate in general.

From a credit point of view, while we ended the previous quarter with all borrowers current, we currently have one delinquent borrower. All other borrowers did make their current payments on the 30th of July, 2007. We are taking a negative view of any credit that is on our watch list, because even American Home Mortgage, which was one of our largest borrowers, which had an equity of $1.4 billion, which is junior to us, which was extended additional credit on a pari passu basis of $125 million recently, was subjected to huge swings in the capital markets.

All of our discussions, when we talk about American Home Mortgage, or the impact of other failures in the mortgage industry, it really assumes zero recovery, although that may not and probably should not be the case.

Just to mention briefly our business in Europe, it continues as mostly a management business. This business generates substantial fee income in the second quarter and will continue to fund and manage investments for third parties. We believe that in today’s credit environment, it will continue to grow. Although today, the markets, even in Europe, seem to be closed to commercial fundings and we’ll be able to close another asset financing but without substantial investment on our part. We believe that we can only predict our cash flow will be impaired by the amounts of our previous return on the equity. We are still monitoring closely events among the borrowers from the companies which may result in disruptions of cash flow.

So for this quarter, we’ve only had one borrower default. We don’t have any other payments from our trust preferreds coming up in this quarter. The Company has adequate liquidity to operate our business and expects to be generating substantial cash flow throughout the remainder of this year. Our Board of Directors will meet in September to decide the next dividend. I have a given you the parameters of what we think our earnings will be and we’ll establish distributions for the quarter.

I’m going to turn the call over to Jack to discuss the results and make comments on the financials.

Jack Salmon - RAIT Financial Trust — CFO

Thank you, Daniel. I’m going to review our second quarter financial results and provide additional insights to our investment portfolio, our adjusted earnings and the dividends paid. As of June 30, ‘07 we had 60.9 million common shares outstanding and during the second quarter, we issued an additional 1.6 million of preferred shares that generated approximately $38 million of equity available for investment. All of our information and per share amounts reflect the additional weighted average shares issued on a fully diluted basis for the six months ended June 30 of ‘07.

First, from an investment portfolio standpoint, our primary earnings driver, as Daniel mentioned, is the net investment income from our portfolio which reached $52.4 million generated during the second quarter on an investment portfolio basis of approximately $12.7 billion. New investments this quarter were approximately $1 billion, with our commercial loan production of new loans of approximately $400 million during the second quarter and $1.1 billion on a year to date basis. And just to put that in perspective, the $1.1 billion of new loans generated year to date in ‘07 compares to approximately the same amount of $1.1 billion generated for all of 2006.

This reflects the transformation of our loan — our commercial loan business given the successful implementation of our funding strategy and we completed our second match funded securitization during the quarter with a value of approximately $832 million. Now at June 30th, we had approximately $632 million of assets funded and, as Daniel mentioned, we have the liquidity to fund additional investments during this quarter which we expect to do by midway through the quarter.

On the TruPS production side, we increased assets this quarter by $677 million and approximately $1.4 billion on a year to date basis. Again, the $12.7 billion portfolio reflects approximately a 16.7% return on these investments, which are already on our balance sheet and funded on a match funded basis for the long-term.

On a run rate basis, we project that this will create approximately $215 million of net investment income, even given the events that Daniel just described that have happened this quarter. This compares to a full year basis of $215 million compared to the $95 million of net investment income we generated during the first six months of the year.

Fee revenue for the six months increased to $9.6 million and that compares to $7.8 million in the comparable six month period of 2006, and includes structuring fees and management fees earned on our unconsolidated CDO portfolios.

Now from an adjusted earnings standpoint, we begin with the net income available to common shares, which this period increased to $27.4 million, compared to $18.3 million in the comparative quarter a year ago, and to $47.7 million as compared to $36.3 million on a year to date basis. This six month result represents a 31% increase on a year over year basis.

On a per share basis, we are reporting $0.45 of net income on a per diluted basis for the second quarter of ‘02, I’m sorry, of ‘07.

We have supplemented these GAAP earnings per share by reporting our estimated REIT-taxable income of $54 million representing approximately $0.88 per diluted share for this quarter as compared to $25.8 million or $0.92 per diluted share in the first — in the same quarter for ‘06. Now the 2006 amount includes about $8.2 million of taxable gains that represent $0.29 per share for that period.

REIT-taxable incomes includes two primary adjustments to GAAP earnings. The first is the add-back of our non-cash amortization of intangible assets which this quarter $14.3 million, or $0.23 per share, and that’s the same amount that we amortized in the first quarter of ‘07. The amount of TRS after tax dividends in the second quarter of $11.0 million, or $0.18 per share representing the fee income generated from our taxable subsidiaries for the second quarter of ‘07.

We have presented adjusted earnings which we define as follows — net income available for common shares in accordance with GAAP adjusted for certain non-cash items including real estate depreciation, amortization of our intangible assets, the non-cash equity compensation, allowance for loan losses, the unrealized hedging gains or losses, and deferred fee revenue generated off our TRS activities. All of this has resulted in the adjusted earnings that I’ve just described. Under this presentation for the quarter, we have added back $1.1 million of depreciation and $14.3 million of amortization for the non-cash amortization intangibles that arose from the Taberna merger in ‘06 along with the other non-cash components. As a result, adjusted earnings of $53.4 million reflect these non-[inaudible] reconciling items and approximately $15 million of fees that were deferred from activities received during the second quarter.

This results in our $0. 87 of adjusted earnings per diluted share that we are reporting. Corresponding to the $0.87 of adjusted earnings, our board declared a second quarter dividend of $0.84 per share which was paid in July of ‘07.

Finally, from an investment portfolio standpoint, we presented additional information in our press release which I’m not going to go over in too much detail on the call. The investment portfolio consists of all our primary investment categories of commercial loans, trust preferred securities, residential mortgage loans, all of which have now been securitized by us as of June 30th of ‘07, and other investment securities and direct real estate investments that we continue to own and invest in. The portfolio aggregates $12.7 million of investment dollars compared to the $14 billion of total assets on our balance sheet at June 30th of ‘07.

However, excluding — the $12.7 billion excludes approximately $925 million of assets that are being accumulated on our off balance sheet facilities to be funded in future transactions. We have match funded all of the investments in our portfolio and are able to generate a return on investment of approximately 16.7% for the period through June 30th ‘07 on a run rate basis.

Finally, on the topic of liquidity, I would like to comment that we have multiple warehouse and repurchase lines of credit available to us totaling approximately $2.5 billion of which approximately $700 million of unused capacity exists as of June 30th ‘07.

And with that, I would like to turn the presentation back to Daniel for questions or comments.

Daniel Cohen - RAIT Financial Trust — CEO

Yes, well thank you, Jack. That is the discussion of what we think the going forward negative situation would be like and the discussion of the performance in the quarter. One of the things that I didn’t mention is that we obviously continue to generate some fee income going forward, and even just from the fee income from funding through the restricted cash, one can look at what we might be able to do going forward. That having been said, these times are very uncertain, and we are going to be conservative in the short-term and conservative in the longer term.

So I’m going to open up — could I ask the operator to open up the line for questions now?

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) Your first question comes from Andrew Wessel with JPMorgan. Please proceed.

Andrew Wessel - JPMorgan — Analyst

Hi, guys. Good morning. I have a question about — I guess I just had a couple questions on the numbers that were run through. I just want to make sure that I have the right assumptions tied to those number. So with the $0.48 per share, basically operating income per quarter, that assumes — that’s assuming no cash flow to any equity that you have invested in any Taberna CDO, or is just Taberna 2 through 7?

Daniel Cohen - RAIT Financial Trust — CEO

That’s any.

Andrew Wessel - JPMorgan — Analyst

Any?

Daniel Cohen - RAIT Financial Trust — CEO

Any.

Andrew Wessel - JPMorgan — Analyst

Okay. And then that $6 million is addition — so then you can add back $6 million per quarter if you say 8 and 9 are good, right?

Daniel Cohen - RAIT Financial Trust — CEO

Yes.

Andrew Wessel - JPMorgan — Analyst

Okay, and then in terms of exposure to the home builders and mortgage companies, you said it is $191 million of equity?

Daniel Cohen - RAIT Financial Trust — CEO

Yes.

Andrew Wessel - JPMorgan — Analyst

And then an additional $86 million of BB?

Daniel Cohen - RAIT Financial Trust — CEO

Yes.

Andrew Wessel - JPMorgan — Analyst

And that would be $11 million of cash flow per quarter if you set that back to zero right?

Daniel Cohen - RAIT Financial Trust — CEO

Yes.

Andrew Wessel - JPMorgan — Analyst

Okay, and then in terms of the — you said you don’t have any forward funding commitments or warehouse, so you don’t have any warehouse open with assets on it right now?

Daniel Cohen - RAIT Financial Trust — CEO

We do have warehouses open with assets on it but we can accommodate them within the context of our permanent financing vehicles.

Andrew Wessel - JPMorgan — Analyst

Okay. I got you. So they can be added into CDOs that are still being ramped up?

Daniel Cohen - RAIT Financial Trust — CEO

Effectively, yes.

Andrew Wessel - JPMorgan — Analyst

Okay. And then — okay, I guess the — the last question I would have is that in terms of your liquidity position now and the $75 million buyback authorization, would you say due to the stresses in the market that you’d probably want to hold off on executing that until you get a better sight line on what you know overall kind of how long this tumultuousness is going to last?

Daniel Cohen - RAIT Financial Trust — CEO

Yes, I think prudently we have to maximize our liquidity in this marketplace. That having been said, we’ve authorized a buyback and the management has been empowered to use it. Would I say this week has seen some incredible events in the mortgage industry. But — and I have to admit that my own understanding of the market, and basically, you have seen things go past historical extremes in any scenario with the speed that has never been known previously. So, therefore, we probably will be prudent, although we have authorized the buyback of shares.

Andrew Wessel - JPMorgan — Analyst

Okay. Sorry, then one last one I had was you said $100 million total write-off on Taberna 2 through 7? That was kind of the worst case scenario you listed and that would be mainly because of the home builder and mortgage company exposures?

Daniel Cohen - RAIT Financial Trust — CEO

No, I think that what we said was the worst case scenario was $191 million of equity that we would write off. And of course then we have, in the worst, beyond Armageddon scenario, we would have another $86 million of BB notes that we would have to look at writing off.

Andrew Wessel - JPMorgan — Analyst

Okay, so there’s no $100 million mentioned. I must have just had that wrong. Okay. Thank you very much.

Daniel Cohen - RAIT Financial Trust — CEO

Thank you, Andrew.

Operator

Thank you. And your next question comes from Bob Napoli from Piper Jaffray. Please proceed.

Bob Napoli - Piper Jaffray — Analyst

Thank you. Good morning.

Daniel Cohen - RAIT Financial Trust — CEO

Good morning, Bob.

Bob Napoli - Piper Jaffray — Analyst

Yes, thank you. The U.S. trust preferred business, I mean with the issues and changes in the write-offs, and hopefully American Home is the only one, but as you pointed out, there are several names on the watch list and 50% is in mortgage REITs and home builders of the trust preferred, so I mean what is — do you expect to — I mean are you going to continue to originate any trust preferred? And I’m sorry, I missed the beginning of the call. It was hard getting on the line. But are you going to discontinue for now the U.S. trust preferred business?

Daniel Cohen - RAIT Financial Trust — CEO

I think that we wouldn’t say that we’ll discontinue for now. But obviously it would be imprudent for us to aggressively originate trust preferred paper because simply the funding is not available in terms of the asset securitization side. So probably we will — we have a great opportunity to finish up the ramps that are open with higher yields, generally. For any credit that we would like solid commercial REITs, but that certainly — it would be foolish for us to think that we can continue originating trust preferreds for our own balance sheet and we won’t do that going forward for the foreseeable future, which I would imagine would be at least six to 18 months.

Bob Napoli - Piper Jaffray — Analyst

Okay. Now if you did, I mean, the — I guess what I’m trying to get at — if you did discontinue that and if you ended up discontinuing that business, or what would be — is the write off — is the total write off or the total risk to you that $300 million? Or it seems like you have — just trying to quantify what the total risk is if you had — if you did discontinue. And if some of these CDOs do not perform as it looks like they may not, could you do another one, I guess, is the question?

Daniel Cohen - RAIT Financial Trust — CEO

Well, today there’s not really — you can’t really even do strongly commercial mortgage-backed securitizations in the marketplace and — so the total equity in the deals we have at risk is $191 million. And the — and that’s deals 2 through deal 7. Then I think it would be — we don’t see the capital markets really opening up to this type of securitization anytime soon. So part of credit — I’d like to emphasize that with an American Home Mortgage, this was a company that was a strong credit. We were a part of $500 million of lending of this type that the company had access to. And that the company was recognized as having one of the strongest retail franchises in direct mortgage lending. The credit events are catastrophic. I’m sorry, we have $95 million, I’m sorry, of exposure to — to American Home Mortgage. That is assuming zero recovery. I want to just emphasize that.

Bob Napoli - Piper Jaffray — Analyst

Sure.

Daniel Cohen - RAIT Financial Trust — CEO

Credit events happen in loans and in cycles like this. There will be potentially other credit events and we are taking a very negative viewpoint towards it. As we can see very clearly, the market today, as opposed to three or six months ago even, taking a much more negative viewpoint to all of these companies and therefore, for us to pursue securitization of new trust preferreds would be silly.

Bob Napoli - Piper Jaffray — Analyst

The $95 million American Home write-off, is that — can you tell me where that is — is it totally equity in BB notes or are there some investment grade notes?

Daniel Cohen - RAIT Financial Trust — CEO

It is really, in those CDOs, it’s really equity only.

Bob Napoli - Piper Jaffray — Analyst

Equity only? And I guess I would like to understand, the — the process for, the mark to market process that you go through because I believe these trust preferreds are mark to market on a quarterly basis.

Daniel Cohen - RAIT Financial Trust — CEO

Yes. We go through a mark to market process which adjusts all of the trust preferreds at the end of the quarter. And it’s done directly through looking at — looking at and looking for third party information relative to valuation of the securities and of the loans. And that book is run through the available for sale side of the balance sheet. So we will look again at that and an overall portfolio toward the end of this quarter. And there could be a negative mark run through OCI in terms of volatility in the underlying portfolio.

Bob Napoli - Piper Jaffray — Analyst

And just on the — last question on the originations that you’re current — I mean, should we expect that the originations that is done totally out of RAIT to be very nominal from — for the next several months or are you going to continue with the commercial mortgage business at a more gradual trend than we have recently seen or are you putting the brakes totally on that business as well right now?

Daniel Cohen - RAIT Financial Trust — CEO

No. We expect to see at least $250 million to $400 million originations there, simply — I mean that would be simply through normal pre-payments of our portfolio and reinvestment in our portfolio and of cash available to invest in that portfolio, so that business should continue forward and in today’s environment, where spreads have widened substantially, if there are good opportunities, we’ll be paid more for them.

Bob Napoli - Piper Jaffray — Analyst

So the portfolio will be generally flat but you’ll be replacing run off, is that —?

Daniel Cohen - RAIT Financial Trust — CEO

It will grow a little bit. It will grow maybe — Jack, how much will it grow?

Jack Salmon - RAIT Financial Trust — CFO

We are projecting between $250 million and $400 million a quarter.

Daniel Cohen - RAIT Financial Trust — CEO

That’s really — but that — how much of the restricted cash do we have in those? .

Jack Salmon - RAIT Financial Trust — CFO

We have over — close to $400 million of cash available to grow that at June 30th.

Bob Napoli - Piper Jaffray — Analyst

And just generally on the credit quality on the portfolio excluding mortgage REITs and home builders?

Daniel Cohen - RAIT Financial Trust — CEO

Well, we are continuing to see good credit trends and making good loans overall. Jack, do you want to make any more comments on specific credit quality on that portfolio?

Jack Salmon - RAIT Financial Trust — CFO

The one comment is Bob, and I know we have talked before about this, in our residential portfolio, we have had continued good performance. Again, our mortgage portfolio is a very high grade prime portfolio. The credit losses — there is approximately 60 loans that are in a delinquent state out of just under 9,000 loans in total. So we are calculating about a 1.7% delinquency rate, up slightly from March. But the actual write-offs of that portfolio are under $100,000 cumulatively over a two-year period. So it is a portfolio that has very high grade performance, very conservative loan to value and on that basis, we are expecting that to continue to perform as a compliance portfolio from the design.

Bob Napoli - Piper Jaffray — Analyst

Thank you.

Operator

And your next question comes from Marsella Martino with Keybanc Capital Markets. Please proceed.

Marsella Martino - Keybanc Capital Markets — Analyst

Good morning. You mentioned briefly the CDO market in Europe and I was wondering if you could provide a little color as to what you are seeing there and kind of how the trends correlate or maybe don’t correlate with what’s going on in the U.S.?

Daniel Cohen - RAIT Financial Trust — CEO

Well, the trends are correlated with what is in the U.S., just less severe. And there has been a pull back on — across the whole entire globe in terms of credit and the ability of large banks to syndicate loans and the appetite of anybody for risk. Our anticipation, though, is that that marketplace should probably come back. We are not planning to take any risk or risk our capital on that. But I think our anticipation is that that marketplace should come back earlier in terms of the development of funding. There is traditionally, when I say traditionally, over the last few years, been more liquidity available in Europe than there has been in the United States. We believe that whereas liquidity has dried up in the United States, it remains at a slight trickle in Europe.

Marsella Martino - Keybanc Capital Markets — Analyst

Is it the same pricing problems that their investors are on the sidelines because that’s kind of what we are hearing here in the U.S.?

Daniel Cohen - RAIT Financial Trust — CEO

It is the same. If you look at, for instance, the I track. There are two problems. First of all, it is August and very little business does get done in Europe in August.

Marsella Martino - Keybanc Capital Markets — Analyst

Right.

Daniel Cohen - RAIT Financial Trust — CEO

And the second thing is that the movement in — the volatility has kept investors on the sideline. Credit performance — there is no sector that has had the credit performance that you have had in the subprime mortgage sector in the U.S. But general global exposure to that subprime mortgage sector has kept investors on the sidelines.

Marsella Martino - Keybanc Capital Markets — Analyst

Okay. Thank you.

Daniel Cohen - RAIT Financial Trust — CEO

Thanks.

Operator

And your next question comes from David Fick with Stifel Nicolaus. Please proceed.

Daniel Cohen - RAIT Financial Trust — CEO

Hi, David.

David Fick - Stifel Nicolaus — Analyst

Good morning. When you guys did the Taberna integration earlier this year, clearly you didn’t know it at the time, but you were buying a business that ultimately created a toxic situation. And I’m just wondering what now you are going to do with the carrying values of that business, given that you are shutting down a major piece of the revenue generation there? Is there any goodwill implication?

Daniel Cohen - RAIT Financial Trust — CEO

I don’t think that there is a lot of goodwill implication. Maybe, Jack, you want to talk about that?

Jack Salmon - RAIT Financial Trust — CFO

Well, we’re not — first of all to clarify, we are not shutting down. What we are describing is the current conditions which are going to slow us down. Goodwill is approximately $125 million and that would be assessed as the normal course of business in the event we feel there is impairment of goodwill. But that is a future discussion and we’ll certainly look at it.

Daniel Cohen - RAIT Financial Trust — CEO

Yes. And I think that we are taking a very negative position on a lot of the lending that we’ve done. I’m not saying that today’s environment does not justify that. Because there is no question that we are at the point of maximum stress for mortgage companies and for some of our other non-mortgage company borrowers, home builders. And for mortgage REITs that are well-capitalized, you can see what can happen with American Home Mortgage. So we do believe we are at the period of maximum stress, and that the business will be able to manage through it. That having been said, we wanted to clarify for everybody the worst case scenarios. Because we believe that the market has made assumptions that are beyond the worst case scenarios. We look at our book value on a — on a tangible book value, as well as on added to the goodwill. Jack, you want to go over those numbers today?

Jack Salmon - RAIT Financial Trust — CFO

Right. We currently have approximately $17.95 of tangible book value at June 30th and assuming the worst case scenario of writing off the $95 million that Daniel described, we would be at about $16.40 of tangible book value after that event.

David Fick - Stifel Nicolaus — Analyst

Okay. Can we move to the dividend quickly? You, Daniel, sort of backed into the factors that would cause you to have to adjust the dividend sort of from the current run rate down. Can you take the opposite tack and build it up for us? What’s — you’re going to have write-offs that I assume will be able to be recognized for tax purposes. And I’m just wondering, would it not make sense, given that you’re priced — even if you cut a dividend in half, it would still be a 17% yield. Would it not make sense to sort of bottom-up it and only pay out what we have to pay to preserve capital?

Daniel Cohen - RAIT Financial Trust — CEO

David, it’s August, it’s the beginning of August, and we don’t have the full results for the entire quarter. I gave a basis for the worst case scenario that I thought in terms of earnings and I’m really looking at the worst case scenario as not so much for earnings for this quarter because remember we take a capital loss. But on the other hand, we have the net income earnings from the payments bought from our borrowers. And the actual adjustment, the actual net interest income margin won’t be all that great meaning that the $95 million invested in American Home Mortgage generated just about $2 million a quarter of — $2 million a quarter of net interest margin drag. But that having been said, it’s only August 2nd. It’s been a tumultuous July. We’d like to see how the quarter finishes before we make any determinations. I address though, our earnings power going forward. So I wanted to address worst case scenario, earnings power going forward. I’m not telling you about this quarter, I’m not telling you about next quarter. I’m telling you about the health of the Company overall.

David Fick - Stifel Nicolaus — Analyst

Okay. Do you have any — are you sitting on any dividend carryover from either last year’s tax or prior quarters taxable situation where you have further cushion to adjust the dividend in order to preserve capital if you needed to?

Jack Salmon - RAIT Financial Trust — CFO

Yes, David. In terms of, we also presented in the press release, our fees generated. As you know, this quarter we had $22 million of fees generated compared to about $30 million in the first quarter. Many of those fees are earned by our taxable REIT subsidiaries and the fees are first earned there and then distributed up to RAIT for ultimate distribution to our shareholders so there is an opportunity there to conserve capital. This quarter, we dividended $11 million as I mentioned. Last quarter was about $15 million. So there is residual cash in the TRSs and it is an opportunity for us to keep track of that for future dividend purposes.

Daniel Cohen - RAIT Financial Trust — CEO

Yes. I will just point out that that we — our intention is, is to make sure first of all that we have a healthy business and second of all a healthy business going forward for the long-term. So our intention is to have flexibility and look at where we are in September as to what an appropriate dividend should be paid. I’ve given the factors in a worst case scenario as to cash flow and likely impact going forward. Our dividend -— our Board of Directors will make that determination closer to the end of the quarter.

David Fick - Stifel Nicolaus — Analyst

I guess what I’m trying to get to is not so much what can you pay out but what must you pay out?

Daniel Cohen - RAIT Financial Trust — CEO

What?

Jack Salmon - RAIT Financial Trust — CFO

Our dividend would be based on making the REIT qualify level of 90% of REIT taxable income. So I think that if you look at both our REIT taxable income and our adjusted earnings, they are running somewhat in concert. $0.88 of REIT taxable income a quarter, $0.87 of adjusted earnings. Those are indicators of what our dividend has been in the past.

David Fick - Stifel Nicolaus — Analyst

Wouldn’t these impairments bring you to negative from a taxable perspective?

Daniel Cohen - RAIT Financial Trust — CEO

It might bring us to negative. We haven’t yet looked at the full treatment of how that is treated. But we expect to continue our policy of paying out about 90% of our taxable REIT income.

Jack Salmon - RAIT Financial Trust — CFO

And to the extent that we have permanent write-offs or permanent impairments of securities that we’ve held for a qualifying period of time, they would result in capital losses, that could only offset capital gains, so it wouldn’t necessarily affect our ordinary REIT taxable income on a go forward basis. It is a little more complicated than just a dollar for dollar compensation.

David Fick - Stifel Nicolaus — Analyst

Jack, you mentioned $400 million of cash on hand, a big portion of which was restricted at June 30th. What are those numbers right now?

Jack Salmon - RAIT Financial Trust — CFO

In terms of cash on hand, we have approximately $500 million of cash on hand today and that doesn’t include funding capability we have in our various transactions as Daniel described.

David Fick - Stifel Nicolaus — Analyst

Okay. Daniel, you said you’d be willing to go granular on your home builder and mortgage lender exposure. Without commenting on the quality, are you willing to state specifically how much you have exposed to each lender, at least your top ten lenders and home builders?

Daniel Cohen - RAIT Financial Trust — CEO

We really can’t because we have substantial — we have — we are involved as a lender in these companies. We are engaged in these companies and making sure that they are performing as best as possible. And we have inside information so we, unfortunately David, I can’t be commenting on any of their situations. So if I were to say, we do have — we have broken out mortgage and home builder exposure, but we can’t talk about any one of our exposures.

David Fick - Stifel Nicolaus — Analyst

I’m not asking you to comment. I’m just trying to ask you to say we have X amount to Beazer, X amount to lend and that is our total exposure to those companies.

Daniel Cohen - RAIT Financial Trust — CEO

Whether or not we have exposure to those companies, if you lumped them into our entire exposure to the mortgage sector, it’s really — I really have been advised that we can’t speak to specific granular companies that we’ve paid unless they have made a — some sort of a comment so I can’t comment on any of them, ultimately.

David Fick - Stifel Nicolaus — Analyst

Well, implicit in your response and in your analysis or worst case analysis is that analysts and investors should assume no value?

Daniel Cohen - RAIT Financial Trust — CEO

What?

David Fick - Stifel Nicolaus — Analyst

Implicit in your response is that we — analysts and investors should assume no value, perhaps some recovery value, but no value in that portion of your asset base is I think what you are saying. Because we have to assume it is all Beazer or it’s all lend or all more toxic stuff, if we are not able to make our own judgments.

Daniel Cohen - RAIT Financial Trust — CEO

Well, I think that what I would say to you is that we’ve outlined our worst case scenarios and the assumptions we make in our worst case scenarios are exactly that. If all this stuff is in fact toxic, that those are the losses.

David Fick - Stifel Nicolaus — Analyst

Okay. All right. I appreciate it. Thank you.

Daniel Cohen - RAIT Financial Trust — CEO

All right. Thanks.

Operator

And your next question comes from Jim Delisle with Cambridge Place. Please proceed.

Jim Delisle - Cambridge Place — Analyst

Hi, I would like to follow-up on that previous question. Did — in the case of your disclosure about American Home, your total liability or potential liability, or write-down on American Home, did you get a signed release from American Home allowing you to come out with a press release?

Daniel Cohen - RAIT Financial Trust — CEO

We got a waiver from the company to [inaudible] after they made a press release.

Jim Delisle - Cambridge Place — Analyst

And I would say that the question the previous question is an excellent point, which is although the granularity at the sector level is helpful, we are in an environment and you comment on yourself, it is a witch hunt where people are paid to shoot first and ask questions later, and as a result, as we look at, what did you say the total dollar amount of home builder lending is?

Jack Salmon - RAIT Financial Trust — CFO

The portfolio of home builders at June 30th is approximately 12% of our portfolio overall. That’s approaching 12% on about a $6 billion portfolio.

Jim Delisle - Cambridge Place — Analyst

So that is about $720 million or $12 per share?

Jack Salmon - RAIT Financial Trust — CFO

That is the full value.

Daniel Cohen - RAIT Financial Trust — CEO

Jim, the key element is that of all of these — of all of these exposures that we have, we are limited as to the losses that we can actually take. So that we are limited in terms of all of our home builders and all of our mortgage companies would be — have a problem. We are limited to [inaudible] million dollars worth of losses.

Jim Delisle - Cambridge Place — Analyst

I’m sorry, Daniel. You cut out for me for a second. How much was it on the home builders and how much separately on the mortgage lenders? And you are talking, of course, about everything just the exposure in the equity tranches — first loss pieces in the deals right?

Daniel Cohen - RAIT Financial Trust — CEO

We are talking about our if we took all of the deals where we have any problem borrowers whatsoever, we would have approximately, I went over the numbers before. I’m sorry, $191 million worth of equity exposure and $86 million worth of BBs.

Jim Delisle - Cambridge Place — Analyst

And how much exposure and you are looking at how much on American Home here?

Daniel Cohen - RAIT Financial Trust — CEO

$95 million.

Jim Delisle - Cambridge Place — Analyst

So fully one-third of your potential problem exposure is in this one name?

Daniel Cohen - RAIT Financial Trust — CEO

Actually, one-third of our problem exposure has been realized in this one name, yes.

Jim Delisle - Cambridge Place — Analyst

Okay, and getting to the valuation and I know this is a tricky issue because you guys — and it’s always been to your positive have such a good franchise in the trust preferred market. After everything we’ve seen in the subprime mortgage space last quarter and mark to market, or mark to model and everything like that, and you mention that you validate — you basically use third parties to validate your TruPS pricing. Are there any — I mean, have you been witnessing any arms length transactions where you have market validations of TruPS prices over the last several weeks?

Daniel Cohen - RAIT Financial Trust — CEO

Over the last several weeks, we haven’t seen much transactions. There hasn’t been a lot of transactions that have been done that I would call arms length transactions. But there are — I mean there always are — we do whenever we have a transaction involving ourselves, we all do look for arms length pricing. And probably over the last few weeks, there has been less transactions overall. So I wish I could help you by giving you clarity on today’s mark to market but we mark to market at the end of the quarter and we’ll be happy to address that at the end of the quarter.

Jim Delisle - Cambridge Place — Analyst

All right. Thank you, guys.

Operator

Your next question comes from Brad Golding with CRC. Please proceed, sir.

Brad Golding - CRC

Yes, thank you for taking my call. I guess the first thing that comes to mind for me is the John McEnroe quote, “You can’t be serious, here.” At the end of Q-2, clearly the market for CMBS, looking at the CMBX, looking at anecdotal and specific bond transactions, had widened dramatically. Yet you just said that you are going to look at the mark at the end of the quarter, just like you did the last quarter. You didn’t mark anything the last quarter. You thought at the end of Q-2 that everything was fine? In the home builders, with WCI, with Beazer, with Taragon, you thought it was fine with the sub and mid prime mortgage lenders? What am I missing?

Daniel Cohen - RAIT Financial Trust — CEO

We have — our mark to market is done on an entire portfolio basis. There was negative credit migration among some borrowers and positive credit migration on others.

Brad Golding - CRC

It is done on a granular level or portfolio level, Daniel?

Daniel Cohen - RAIT Financial Trust — CEO

It is done on a granular level and then it is rolled up to a portfolio basis, and therefore —

Brad Golding - CRC

If it’s done on a granular level, how can you say those home builders were fine? How is Taragon good?

Daniel Cohen - RAIT Financial Trust — CEO

I’m saying that there were offsets inside the entire portfolio, and I’m not addressing —

Brad Golding - CRC

But you are taking the first loss piece. It doesn’t matter what the best things do. It matters what the worst stuff does.

Daniel Cohen - RAIT Financial Trust — CEO

We have used the, Jack — do you want to address the appropriate accounting that we have used here?

Jack Salmon - RAIT Financial Trust — CFO

Yes, I think the missing link here is that we do look at every security in our portfolio that’s held as available for sale security, which all the TruPS securities generally are held as available for sale. In that portfolio, on a specific issuer basis, we look at every credit and we look at it from an overall valuation. The part of that valuation in part is the interest rate factor and part of it is the credit factor. And our adjustments, as Daniel described, when you see our 10-Q for the quarter, will display about $100 million change in value of those securities for the period ended June 30. That is reflective of downgrades and degradation in credit across the portfolio offset by some upgrades. Interestingly, that number is approximately $130 million since the portfolio became part of RAIT in December of ‘06. And of that $130 million, approximately 80% of that relates to interest rate and the rest relates to credit. Now the interest rate degradation that I just described has been offset by our hedging strategy and for the quarter ended, for the period ended June 30th ‘07, we had favorable valuation changes in our interest rate hedges so it —

Brad Golding - CRC

Okay. So that’s fine. You can hedge your interest rate. I don’t think this is an interest rate question any more.

Jack Salmon - RAIT Financial Trust — CFO

I’ve just given you the components of the changes in value which go through our other comprehensive income where the devaluation that you are describing has been reflected in our equities of our financial statements.

Brad Golding - CRC

Okay. That may be GAAP but it is certainly not helping anyone. I think looking forward to what’s going to happen at the end of Q3, I mean mark it up another $100 million, whatever. I mean I’m not getting this at all. But let’s look specifically at your subordinated loan book. There is $1 billion there. How many names are at risk on that beyond the TruPS portfolio which I’m assuming is gone?

Daniel Cohen - RAIT Financial Trust — CEO

Again we are not looking specifically on our subordinated loan book, which is included in our overall TruPS portfolio. Some of the — I don’t know what you referred to. But we’ve given you our entire —

Brad Golding - CRC

Other investments. Other investments — $1.1 billion of real estate related securities.

Daniel Cohen - RAIT Financial Trust — CEO

$1.1 billion of real estate related securities?

Brad Golding - CRC

Other investments is what you call it.

Daniel Cohen - RAIT Financial Trust — CEO

So see —

Brad Golding - CRC

Are there problems there?

Daniel Cohen - RAIT Financial Trust — CEO

No, there are not problems there.

Jack Salmon- RAIT Financial Trust- CFO

We get – on those securities we get market quotes. So that is something that we have very good clarity on in terms of the specific arcs at the point in time where we took the adjustments.

Brad Golding - CRC

Okay. Next question and I will stop there. You do not include your — I’m assuming you have about $1.7 billion in your warehouse subtracting out the $2.5 billion that is available from the $700 million or $800 million — the $2.5 million — billion total from the $800 million that is still available. Is that correct?

Jack Salmon - RAIT Financial Trust — CFO

There is approximately $1.6 billion in warehouses and $700 million in capacity on those warehouses as of June 30th ‘07.

Brad Golding - CRC

Okay, and is that consolidated on the balance sheet?

Daniel Cohen - RAIT Financial Trust — CEO

Those are off balance sheet warehouses.

Brad Golding - CRC

Okay. What happened to both — what happened to Europe one, which is not included anywhere on the press release? And Europe two, which is floating around somewhere. Is Europe two in that warehouse?

Jack Salmon - RAIT Financial Trust — CFO

Europe two is on warehouse at June 30th ‘07.

Brad Golding - CRC

Okay, and Daniel just said everything — most of the things or everything in the warehouse would be able to be added into existing deals. That’s clearly not the case of Europe two.

Daniel Cohen - RAIT Financial Trust — CEO

We have, in Europe two, we have very limited recourse, a very limited amount of cash at risk in terms of a non-recourse financing that we have there. Listen, I’m sorry. But we have to, that was your last question. So I’m going to ask —

Brad Golding - CRC

I said it was already, Daniel. Thank you very much.

Operator

And your next question comes from Andrew Wessel with JPMorgan. Please proceed.

Andrew Wessel - JPMorgan — Analyst

Yes, and that’s actually a question I had a follow-up on, too, is that Europe two, is there any update on that? I know it is supposed to be pricing I guess around now. And we have seen in Bloomberg where it is just kind of pending. Is there — is that kind of going as planned? Should we assume it kind of looks like Taberna 8 and 9 in terms of execution or does it look more like Taberna Europe 1 or —?

Daniel Cohen - RAIT Financial Trust — CEO

It is a securities transaction so we can’t really comment on it right now.

Andrew Wessel - JPMorgan — Analyst

Okay.

Daniel Cohen - RAIT Financial Trust — CEO

Okay.

Betsy Cohen - RAIT Financial Trust — Chairman of the Board

Thank you to all of you for providing us with good questions, which would amplify the — the clarifications and additional information that we’ve tried to bring you today. We will continue to listen to your questions and provide answers that we hope will be helpful. This is an unusual time, a time in which events are moving very quickly and we are trying to get you information as promptly as we can see it to be clear. That may not always be as quickly as you would like. But we again are committed to an open dialog with all of you in the marketplace, and have great confidence in the businesses that we are pursuing in what is a tumultuous market. We will do it carefully. We will make choices among our lines to business and one of the reasons that we think in many ways we are a stronger company is that we are able to diversify within our portfolio. So again, our thanks for your joining us today and we look forward to talking with you again soon.

Daniel Cohen - RAIT Financial Trust — CEO

Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may all now disconnect. Have a great day.